Exhibit 10.3

VENDOR AGREEMENT

This vendor agreement (the “Agreement”) is made as of January 21 , 2025 (the “Effective Date”), by and between MavDB Consulting LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (the “Vendor”) and Digital Brands Group, Inc, a Delaware corporation (OTC: DBGI) (“Client”, and collectively with the Vendor, the “Parties”), in order to set forth the terms and conditions upon which Vendor is engaged by Client.

In consideration of the engagement of the Vendor by the Client, the above premises and agreements hereinafter set forth, the Parties agree as follows:

1.	Services. Client hereby engages Vendor and Vendor accepts such engagement with Client to perform certain services as more specifically set forth in Section 3 below (the “Services”) upon the terms and subject to the conditions contained herein. Vendor shall, in providing the Services, devote such time and attention to the Services as reasonably requested by the Client to complete the Services. Vendor agrees that it and all of its employees and contractors, if any, shall observe all rules and policies of the Client and perform the Services in a professional, courteous and timely manner. Vendor shall not utilize subcontractors or otherwise contract out the performance of the Services to any third party except with the Client’s prior written consent.

2.	Vendor Fee. In consideration for the Services provided by Vendor to the Client, the Client shall pay the Vendor a vendor fee equal to $3,000,000 (the “Cash Fee”) within thirty calendar days after the Effective Date (the “Payment Period”), provided, however, that Vendor may elect to receive the Securities (as defined in this Agreement) in lieu of the Cash Fee by providing written notice to the Client of such election during the Payment Period (the “Written Notice”). The “Shares” shall mean a number of shares of the Client’s common stock, par value $0.0001 per share (the “Common Stock”), equal to the Cash Fee divided by the Above Market Price (as defined in this Agreement), provided, however, if the issuance of any of the Shares would cause the Vendor to exceed the Beneficial Ownership Limitation (as defined in this Agreement), as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, then the Client shall instead issue to Vendor pre-funded warrants (in the form attached hereto as Exhibit “B”) (the “Pre-Funded Warrants”) for the purchase of the amount of Shares in excess of the Beneficial Ownership Limitation, provided, further, that if the Vendor specifies in the Written Notice that the Vendor elects to receive Pre-Funded Warrants (as defined in this Agreement) in lieu of the entire amount of the Shares, then the Client shall instead issue to Vendor the Pre-Funded Warrants to purchase the entire amount of the Shares. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding as of the date that the respective calculation is being made. “Above Market Price” shall mean $1.45 per share. The Shares and Pre-Funded Warrants, if any, to be issued pursuant to this Agreement, are referred to in this Agreement as the “Securities”.

3.	Scope of Services. In consideration for the vendor fee to be paid by the Client to the Vendor pursuant to Section 2 of this Agreement, the Vendor shall provide the Client the scope of services set forth on Exhibit “A” attached hereto.

4.	Status as Independent Vendor.

(a) The Vendor shall at all times act strictly and exclusively as an independent contractor and shall not be considered as having employee status under any law, regulation or ordinance or as being entitled to participate in or benefit under any plan or program established at any time by the Client for its employees. The Vendor shall have no managerial authority or responsibility of an officer or supervisor of the Client. The Vendor shall not have any authority to bind the Client to any contract or to commit the Client in any manner whatsoever. The Vendor shall not at any time hold itself out as a representative or agent of the Client.

(b) Vendor will be treated as an independent contractor and not as an employee of the Client for federal, state and local income tax purposes. The Client will not (i) withhold or pay any federal, state or local income or FICA (social security) taxes from Vendor’s fees; (ii) pay any FICA or federal and state unemployment insurance on Vendor’s behalf or on behalf of any of its employees; (iii) provide workers’ compensation insurance for Vendor or any of its employees; or (iv) cover Vendor or any of its employees under any retirement, profit sharing or other employee benefit plan or program. Vendor shall pay all federal, state and local income and self-employment taxes on Vendor’s income, as required by law, and shall file all applicable returns and forms in connection therewith.

5.	Indemnification. To the maximum extent permitted by applicable law, the Vendor shall indemnify and hold harmless the Client and its officers, directors, employees, representatives and members and any client or customer of the Client for whose benefit Vendor performs any services (the “Client Parties”) from any claims, demands, losses, liability, damages or expenses, including reasonable attorneys’ fees, arising in any way from (a) any activities of the Vendor outside the scope of this Agreement; (b) any breach by the Vendor of any of the terms or conditions of or representations and warranties of Vendor in this Agreement; (c) any failure on the part of Vendor or any of Vendor’s employees to pay any taxes, whether federal, state or local, and whether income, payroll or otherwise imposed upon Vendor’s fees hereunder or otherwise; (d) any claims against the Client or Client Parties by any of Vendor’s employees or contractors, including claims for wages or for benefits or compensation offered by the Client or Client Parties to their respective employees; (e) any violation by Vendor or any of its employees or contractors of any applicable laws, rules or regulations governing the provision of the Services; and (f) to the extent not covered in (a) through (e), Contractor’s performance of the Services provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, including but not limited to, the loss of use resulting therefrom regardless of whether or not it is caused in part by the party indemnified hereunder. The Vendor may offset any sums due to the Vendor by Client against any amounts due to the Client pursuant to the foregoing indemnification. For purposes of this indemnification, any actions or omissions of any subcontractor of Vendor shall be deemed actions or omissions of Vendor.

6.	Performance of Services. The Vendor shall devote Vendor’s reasonable best efforts to the performance of the Services and shall perform the Services to the best of Vendor’s abilities. Vendor is retained on a nonexclusive basis and may engage in and simultaneously perform under any other contract while performing its obligations under this Agreement, provided that, such engagement or performance does not interfere with Vendor’s obligations under this Agreement. Vendor shall perform all work at Vendor’s own risk.

7.	Representations and Covenants of Vendor. The Vendor represents, warrants and covenants that: (a) Vendor is free to enter this Agreement and has made no agreement and has no obligation inconsistent with Vendor’s obligations hereunder; (b) neither Vendor, nor any of its employees or contractors, are in violation of, or shall violate, any written or oral agreement it, he or she is a party to as a result of Vendor entering into this Agreement and performing the Services; and (c) Vendor shall cooperate fully and provide assistance to the Client in the resolution and investigation of any complaint, claim, action or proceeding brought by or involving any of Vendor’s employees or consultants. The Vendor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Vendor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Vendor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

8.	Term. The term of Client’s engagement of Vendor pursuant to this Agreement shall be five years from the Effective Date (the “Term”), and the Agreement becomes effective immediately on the Effective Date.

9.	Confidentiality.

(a) “Confidential Information” shall mean all confidential and proprietary information of the Client, including without limitation, all information concerning the Client’s clients, prospective clients, client contact persons, business plans, finances, pricing, sales and marketing information, research strategies, techniques, products, services, software, code, applications, methods, essential ideas, employees and contractors and confidential information of Clients which the Vendor receives or has access to as a result of performing the Services, in any form, whether written, oral or machine-readable. Confidential Information does not include information known to Vendor at the time of disclosure to Vendor by the Client as evidenced by written records or is publicly known and generally available through no wrongful act of Vendor.

(b) All Confidential Information is the property of and confidential to the Client. Neither Vendor, nor its employees or contractors, shall, during Vendor’s engagement with the Client or at any time thereafter, directly or indirectly disclose, in whole or in part, Confidential Information to any person or entity for any reason or purpose whatsoever, except on behalf of the Client in accordance with the Client’s policies, or make use of any Confidential Information for its, his or her own purposes or for the benefit of any person or entity other than the Client in accordance with the Client’s policies. Vendor agrees to take all precautions necessary to safeguard all Confidential Information against unauthorized use or reproduction by third parties.

(c) Upon the earlier of the Client’s request and the end of the Term, Vendor shall immediately turn over to the Client all documents, papers and other material, including all copies thereof, in Vendor’s possession or under Vendor’s control, which may constitute, contain or be derived from Confidential Information, whether in written, digital or machine-readable form, together with all documents, notes and other work product which is connected with or derived from Vendor’s services to the Client.

10.	Insurance. Vendor agrees that it shall, at its own cost and expense, obtain and provide evidence of general liability and any other insurance coverage requested by the Client in amounts satisfactory to the Client from time to time upon the request of the Client.

11.	Survival. Upon the end of the Term of this Agreement, all rights and duties of the Parties toward each other shall cease, except Sections 5, 7, 9, and 12 through 19 herein shall survive.

12.	Entire Agreement. This Agreement embodies the entire agreement and understanding by and between the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings, whether written, oral or otherwise, between the Parties with respect to the engagement of the Vendor by the Client.

13.	Severability. If one or more of the provisions in this Agreement are deemed void by law, the remaining provisions will continue in full force and effect and, if legally permitted, such offending provision or provisions shall be replaced with an enforceable provision or enforceable provisions that as nearly as possible effects the Parties’ intent.

14.	Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Puerto Rico without regard to conflict of law principles.

15.	Jurisdiction. The Parties hereto hereby consent to the jurisdiction of any court of competent jurisdiction located in San Juan, Puerto Rico for all purposes in connection with any legal proceeding between them relating to or arising out of this Agreement.

16.	Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other, except the Client may assign this Agreement and/or any of its rights, interests or obligations hereunder to any successor to all or a part of its business without the prior written consent of the Vendor.

17.	Third Parties. This Agreement is not intended to confer any rights or remedies upon any other person or entity other than the Vendor, Client, and the Client’s subsidiaries, parents and affiliates.

18.	Waiver. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach of the same term or provision or a waiver of any other term or provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

CLIENT:

DIGITAL BRANDS GROUP, INC.

By:	/s/ John Hilburn Davis IV
Name:	John Hilburn Davis IV
Title:	Chief Executive Officer

VENDOR:

MavDB Consulting LLC

By:	/s/ David Joshua Bartch
Name:	David Joshua Bartch
Title:	Member

EXHIBIT “A”

Scope of Services

The table below is a breakdown of the vendor costs over the five-year term across sixteen (16) SEC universities for campus activations and marketing, social media marketing, traditional public relations, grass roots marketing, event coordination and production, engagement of influencers and student athletes, vendor, scheduling and staffing costs, and travel costs, subject to re-allocation by mutual agreement of the Client and Vendor.

EXHIBIT “B”

(see attached)

FORM OF PRE-FUNDED COMMON SHARES PURCHASE WARRANT

DIGITAL BRANDS GROUP INC.

Warrant Shares: [_______]	Initial Exercise Date: _______ [●], 2025

THIS PRE-FUNDED COMMON SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and through the date that is five (5) years after the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Digital Brands Group Inc., a corporation incorporated under the laws of Delaware (the “Company”), up to ______ Common Shares, subject to adjustment hereunder (the “Warrant Shares”). The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed on a Trading Market that is a national exchange, the bid price of the Common Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are then quoted on a Trading Market that is the OTCQB or OTCQX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, (c) if the Common Shares are then quoted on a Trading Market that is the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means the principal securities exchange or trading market where such Common Shares are listed or traded, including but not limited to any tier of the OTC Markets, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed on a Trading Market that is a national exchange, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are then quoted on a Trading Market that is the OTCQB or OTCQX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are then quoted on a Trading Market that is the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a) Exercise of Warrant. Subject to the provisions of Section 2(e) herein, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within one (1) Trading Day following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer in United States dollars unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall lower the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver to the Holder any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.01 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per Warrant Share under this Warrant shall be $0.01, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof, there is no effective registration statement registering the Warrant Shares or the prospectus contained therein is not available for issuance of the Warrant Shares to the Holder, then this Warrant may be exercised, in whole or in part by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Shares on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i.	Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company one (1) Trading Day prior to such second Trading Day after the delivery of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within one (1) Trading Day prior to such second Trading Day after the delivery of the Notice of Exercise.

ii.	Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.	Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v.	Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto and a legal opinion from the Holder’s counsel that is reasonably acceptable to the Company for such transfer.

vi.	Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares that are beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares that are issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other common stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and a submission of a Notice of Exercise shall be deemed a representation and warranty by the Holder of the foregoing determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of the Common Shares outstanding as of the respective date of calculation. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e); provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of the Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

c) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof.

Section 5. General Provisions.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of an affidavit of loss reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Weekends and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts of the State of New York and of the United States of America, in each case sitting in the City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 4700 S Boyle Ave., Los Angeles, CA 90058 Attention: Hil Davis, Chief Executive Officer, email address: hil@dstld.la or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on or prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously furnish such notice to the Commission pursuant to a Current Report on Form 8-K.

i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

j) Amendment; Waiver. This Warrant may be modified or amended (or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

DIGITAL BRANDS GROUP INC.

By:
Name:	John Hilburn Davis IV
Title:	Chief Executive Officer

NOTICE OF EXERCISE

To: DIGITAL BRANDS GROUP INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ wire transfer in lawful money of the United States; or

☐ if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Entity: __________________________________________________________

Signature of Authorized Signatory of Entity: ________________________________________

Name of Authorized Signatory: ______________________________________________

Title of Authorized Signatory: ___________________________________________________

Date: ________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

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